SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2007

Megola Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49816	88-0492605
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

466 Lyndock St Suite 102, Corunna, ON	N0N1G0
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (519) 481 0628

Not Applicable
(Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

As of July 25, 2007, Megola, FireStop USA, LLC, and Pacific Channel Ltd. (PCL) have agreed that the following Note and Security Agreement:

Megola has signed a note and security agreement with FireStop USA, LLC, to obtain $250,000 (USD).

Megola, upon receipt of the loan, will incur no interest should the loan be repaid after a six month period. Any amounts still owing after the six month period unless such date is extended by FireStop will be subject to a 15% rate of interest. As security for the loan, Megola has pledged to FireStop a first priority interest in the U.S. manufacturing rights for the Hartindo line of products.

is assigned from FireStop to PCL and modified as follows:

PCL shall reimburse FireStop the full amount due under the loan agreement with Megola prior to the aforementioned due date, thereby incurring no interest payments and voiding the security pledge of first priority interest for the Hartindo line of products, and assume FireStop's position.

The due date on the Note will also be extended a further six months, interest free, until January 25, 2008. PCL shall also hold the right to extend the interest free period at their discretion.

As security for the loan, PCL holds the right to obtain the equivalent value of any outstanding loan balance in restricted MGOA common shares at the six month average of market value.

ITEM 9.01 Exhibits

10.1 Note and Security Agreement
10.2 Assignment
99 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola Inc.

By:  /s/ Joel Gardner

Name: Joel Gardner
Title: President and Chief Executive Officer

Dated: August 10, 2007